Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ---------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    ---------------------------------------

                                TIME WARNER INC.
               (Exact name of registrant as specified in charter)

     Delaware                                             13-4099534
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)


                    ---------------------------------------

                ONE TIME WARNER CENTER, NEW YORK, NEW YORK 10019
                    (Address of principal executive offices)

                    ---------------------------------------

                            Time Warner Savings Plan
                            (Full Title of the Plan)

                    ---------------------------------------

                                PAUL T. CAPPUCCIO
                  Executive Vice President and General Counsel
                                Time Warner Inc.
                             One Time Warner Center
                            New York, New York 10019
                                 (212) 484-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)






                         CALCULATION OF REGISTRATION FEE
------------------------------- ------------------- --------------------- ----------------------- --------------------
                                                      Proposed maximum       Proposed maximum
                                                       offering price per     aggregate offering
                                   Amount to be          share (2)              price (2)              Amount of
    Title of securities to        registered (1)                                                   registration fee
        be registered
------------------------------- ------------------- --------------------- ----------------------- --------------------
Common Stock,
$.01 par value per share            5,000,000               $16.79             $83,950,000               $8,982.65
------------------------------- ------------------- --------------------- ----------------------- --------------------



(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares that may be issued pursuant to the Time Warner Savings Plan (the "Savings Plan"). The maximum number of shares that may be issued pursuant to the Savings Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Savings Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be issued pursuant to the Savings Plan after the operation of any such anti-dilution and other provisions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

(2) Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and (h) under the Securities Act based on the average of high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on September 7, 2006, which was $16.79 per share.

                                EXPLANATORY NOTE

Time Warner Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its common stock, par value $.01 per share (the "Common Stock"), issuable under the Time Warner Savings Plan, as amended from time to time (the "Savings Plan"). The contents of the Registration Statement on Form S-8 (Registration No. 333-53574) as filed with the Securities and Exchange Commission (the "Commission") on January 11, 2001 and the Registration Statement on Form S-8 (Registration No. 333-102787) as filed with the Commission on January 29, 2003 (the "2003 Registration Statement"), as each of them relates to the Savings Plan, are hereby incorporated by reference to the extent not replaced hereby.

This Registration Statement relates to 5,000,000 shares of the Common Stock of the Registrant and an indeterminate amount of interests issuable under the Savings Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant (File No. 1-15062) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as otherwise indicated, are hereby incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 (filing date February 27, 2006), as amended by Amendment No. 1 on Form 10-K/A (filing date September 13, 2006).

     (b)  The Registrant's  Current Reports on Form 8-K dated:
          January 17, 2006 (filing date January 18, 2006), January 25, 2006 (filing date January 31, 2006), February 15, 2006 (filing date February 22, 2006), February 23, 2006 (filing date February 24, 2006), March 15, 2006 (filing date March 21, 2006),
          May 4, 2006 (filing date May 8, 2006),
          May 19, 2006 (filing date May 23, 2006),
          June 21, 2006 (filing  date June 27,  2006),
          July 31, 2006 (filing date August 2, 2006),
          August 4, 2006 (filing date August 9, 2006), and August 15, 2006 (filing date August 17, 2006).

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (filing date May 3, 2006), as amended by Amendment No. 1 on Form 10-Q/A (filing date September 13, 2006).

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (filing date August 2, 2006), as amended by Amendment No. 1 on Form 10-Q/A (filing date September 13, 2006).

     (e) The Annual Report on Form 11-K of the Savings Plan for the year ended December 31, 2005 (filing date June 28, 2006).

     (f) Current Report on Form 8-K dated January 11, 2001 (filing date January 12, 2001) in which it is reported that the Common Stock of the Registrant is deemed registered pursuant to Rule 12g-3(c) under the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

     Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted or required under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise.

     The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VI of the By-laws of the Registrant.

     The Registrant's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for payments made by it pursuant to the foregoing indemnification.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

     The Registrant hereby undertakes that it will submit or has submitted the Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

        (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports  filed  with  or  furnished  to  the  Commission  by  the
               Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

               The  Registrant   undertakes  that  in  a  primary   offering  of
               securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

               (ii) any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of the Registrant or used or referred to by the Registrant;

               (iii) the portion of any other free writing  prospectus  relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

               (iv) any  other  communication  that is an offer in the  offering made by the Registrant to the purchaser.


          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 13, 2006.

                                         TIME WARNER INC.


                                         By:/s/ Wayne H. Pace
                                         ---------------------------------------
                                         Name:  Wayne H. Pace
                                         Title: Executive Vice President and
                                                Chief Financial Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 13, 2006 in the capacities indicated.


      Signature                                Title
      ---------                                -----

(i) Principal Executive Officer                Director and Chairman of the
                                               Board and Chief Executive Officer


              *
-----------------------------------
      Richard D. Parsons

(ii) Principal Financial Officer               Executive Vice President and
                                               Chief Financial Officer
/s/ Wayne H. Pace
-----------------------------------
        Wayne H. Pace


(iii) Principal Accounting Officer             Senior Vice President and
                                               Controller
/s/ James W. Barge
-----------------------------------
        James W. Barge


(iv) Directors:


                *
-----------------------------------
        James L. Barksdale

                *
-----------------------------------
        Stephen F. Bollenbach

                *
-----------------------------------
        Frank J. Caufield

                *
-----------------------------------
        Robert C. Clark


-----------------------------------
        Mathias Dopfner

                *
-----------------------------------
        Jessica P. Einhorn

                *
-----------------------------------
        Reuben Mark

                *
-----------------------------------
        Michael A. Miles

                *
-----------------------------------
        Kenneth J. Novack

                *
-----------------------------------
        Francis T. Vincent, Jr.

                *
-----------------------------------
        Deborah C. Wright


By: /s/ Wayne H. Pace
    -------------------------------
    Name:   Wayne H. Pace
            Attorney-In-Fact


* Pursuant to a Power of Attorney dated July 27, 2006.

Pursuant to the requirements of the Securities Act of 1933, the administrators of the Savings Plan have duly caused this Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 13, 2006.

                                        TIME WARNER SAVINGS PLAN


                                        By:/s/ Pascal Desroches
                                           -------------------------------------
                                           Name:  Pascal Desroches
                                           Title: Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 13, 2006 in the capacities indicated.

Members of the Committee Administering the Savings Plan:

Pascal Desroches
Peter R. Haje
John A. LaBarca
Shelley D. Fischel


By:  /s/ Pascal Desroches
    ----------------------------------------
    Name:    Pascal Desroches
    Title:   Attorney-in-Fact

                                  EXHIBIT INDEX
Exhibit
Number                         Description of Exhibit
------                         -----------------------

4.1  Restated  Certificate of Incorporation of the Registrant as filed with    *
     the Secretary of State of the State of Delaware on January 11, 2001 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated January 11, 2001 (the "January 2001
     Form 8-K")).

4.2  Certificate  of  the  Voting  Powers,  Designations,  Preferences  and    *
     Relative,  Participating,   Optional  or  Other  Special  Rights,  and
     Qualifications, Limitations, or Restrictions Thereof, of Series LMC Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 11, 2001 (incorporated herein by reference to Exhibit 3.2 to the Registrant's January 2001 Form 8-K).

4.3  Certificate  of  the  Voting  Powers,  Designations,  Preferences  and    *
     Relative,  Participating,   Optional  or  Other  Special  Rights,  and
     Qualifications, Limitations, or Restrictions Thereof, of Series LMCN-V Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 11, 2001 (incorporated herein by reference to Exhibit 3.3 to the Registrant's January 2001 Form 8-K).

4.4  Certificate  of  the  Voting  Powers,  Designations,  Preferences  and    *
     Relative,  Participating,   Optional  or  Other  Special  Rights,  and
     Qualifications, Limitations, or Restrictions Thereof, of Series A Mandatorily Convertible Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on March 31, 2003 (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated March 28, 2003).

4.5  Certificate of Ownership and Merger merging a wholly owned  subsidiary    *
     into the Registrant pursuant to Section 253 of the General Corporation
     Law of the State of Delaware as filed with the Secretary of State of the State of Delaware and as became effective on October 16, 2003 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 16, 2003).

4.6  Certificate  of  Elimination  relating  to the  Registrant's  Series A    *
     Mandatorily Convertible Preferred Stock as filed with the Secretary of the State of Delaware on May 2, 2005 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

4.7  By-laws  of the  Registrant  as  amended  through  February  23,  2006    *
     (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated February 23, 2006).

5 Opinion of Brenda C. Karickhoff, Senior Vice President and Deputy General Counsel of the Registrant.

23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting
     Firm.

23.2 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (relating to the Savings Plan).

23.3 Consent of Brenda C.  Karickhoff,  Senior  Vice  President  and Deputy    *
     General  Counsel of the    Registrant  (included  in Opinion  filed as
     Exhibit 5).

24.1 Powers of Attorney.

24.2 Powers of Attorney  for the  Administrative  Committee  of the Savings    *
     Plan (incorporated herein by reference to Exhibit 24.2 to the Registrant's 2003 Registration Statement).

* Incorporated by reference